Exhibit 99.2

BIOLASE ANNOUNCES PROMOTIONS OF KEY TEAM MEMBERS

LAKE FOREST, Calif., July 7, 2022 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, announced today the appointments of Jennifer Bright to Chief Financial Officer (“CFO”) and Steven Sandor to Chief Operating Officer (“COO”). These promotions are effective immediately, and the positions will report to John Beaver, BIOLASE’s President and Chief Executive Officer.

Bright has served as the company’s Vice President of Finance since April 2021. Bright’s responsibilities as CFO will include the functional areas of finance, accounting, investor relations, and assisting the executive management team in establishing long-range goals, strategies, plans and policies that drive positive results. Bright earned her Bachelor of Arts in Business Administration degree in accounting from the University of Washington in Seattle, Washington then began her career at PricewaterhouseCoopers and is an active Certified Public Accountant in California.

“Jennifer is a highly valuable financial professional who has demonstrated strong leadership across the breadth of our business,” commented John Beaver. “I’m very excited to further leverage Jennifer’s robust experience in corporate finance and accounting as we achieve BIOLASE’s mission and execute on our long-term strategy.”

“I look forward to serving as BIOLASE’s CFO and collaborating with our talented teams across the company to drive our continued commercial success, engage with the investment community, and serve our customers, as well as the patients and families who benefit from improved dental care with the use of BIOLASE’s advanced laser technology,” said Jennifer Bright.

Sandor joined BIOLASE in early 2019 and has served in several impactful positions in our customer-facing organizations, most recently as the company’s Senior Director of Commercial Operations and Service. Sandor has been instrumental in developing long-term strategic growth initiatives focused on leveraging talent, building robust commercial processes, and scalability. Sandor earned an Executive Master of Business Administration degree from Chapman University in Orange, California.

“Steven is a customer-focused sales and service leader who has demonstrated an exceptional ability to improve processes and drive results,” commented John Beaver. “Reporting to Steven will be the company’s sales, marketing, service, manufacturing, and distribution organizations. With Steven’s guidance and the high-performing leaders and team members reporting to him, I am confident this structure will bring even stronger communication, collaboration, and alignment across these key functions, resulting in our continued commercial success. As part of this new structure, we will also increase our focus on the highly important Dental Service Organization (DSO) market.”

“As COO, I am very excited to work with many strong BIOLASE leaders, as well as their teams, to leverage their strengths, insights, and experiences. I am confident that the combined effect of their talent, complementary business strategies and even greater collaboration will increase our capabilities and enable us to achieve higher levels of revenue, service, production, and, ultimately, market adoption of our laser technology. I look forward to our making BIOLASE lasers the gold standard of care in dentistry,” said Sandor.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 301 patented and 32 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 43,300 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, those risks and uncertainties that are described in the “Risk Factors” section of BIOLASE’s annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com